Exhibit 99.1

Advent Technologies Announces Acquisition of UltraCell, a Leader in Lightweight Fuel Cell Technology

Acquisition Expands Production Operations in the United States

Conference Call Scheduled for Today at 11:00 am EST

BOSTON, Mass. – February 22, 2021 – Advent Technologies Holdings, Inc. (“Advent”), an innovation-driven company in the fuel cell and hydrogen technology space, today announced that it has acquired UltraCell LLC (“UltraCell”), the fuel cell division of Bren-Tronics, Inc. (“Bren-Tronics”). The acquisition closed on February 18, 2021.

UltraCell is a leader in lightweight fuel cells for the portable power market with mature products and cutting-edge technology. The portable battery chargers produced by UltraCell are the only NATO approved fuel cell products Made in the USA (and one of the only two across NATO), with units already deployed in the field by military and security agencies. Three additional NATO allies are currently testing UltraCell systems. UltraCell’s fuel cell products have also been recognized and presented in multiple global NATO events.

UltraCell’s technology can use hydrogen or liquid fuels to deliver reliable power at a fraction of the weight of batteries. An UltraCell system is 3x-25x lighter in weight than the equivalent battery solution (depending on the application and use case). Furthermore, the systems have been deployed with excellent performance in stringent and challenging conditions and climates. UltraCell’s fuel cells rely on Advent’s high-temperature MEAs for delivering on the “any-fuel, anywhere” promise.

UltraCell’s fuel cell innovations will complement the development of Advent’s next-generation lightweight systems for the mobility market (with emphasis on the commercial drone, aviation, and heavy-duty automotive industries). Advent plans to retain and expand current UltraCell operations and capabilities in the Livermore, California area, in parallel to its Boston operations and continue to deliver on its “Made in the USA” promise.

Dr. Vasilis Gregoriou, Advent’s CEO & Founder, commented: “We are excited to welcome our long-time partners from UltraCell to the Advent family. The two teams share the same DNA and focus on innovation and have worked together for years, so we expect this to be a very successful combination. Our strategy is very clear, and we have put the plan in action immediately after our public listing. We believe our next-generation HT-PEM technology that we co-develop with the US Department of Energy, combined with UltraCell’s expertise and lightweight stack innovations, is an unbeatable combination. Together, we can bring to the market industry-leading products that will benefit various end markets. The next step in our plan is to partner with strategic Tier1 and OEM companies and forge a path to mass-market adoption.”

Bill Hunter, Advent’s CFO & President added: “This is a high-value acquisition to extend our range in the fuel cell market. One of the first principles in technology deals is having the right people, and the two teams in this transaction know and respect each other well. The UltraCell operation is very active with its product development and is expected to bring quality revenue to Advent. Our decision to retain and expand the facilities in Livermore, California, is a testament to our Made in the USA plan.”

Ian Kaye, Founder & General Manager of UltraCell added: “We are excited to join an ambitious public company that has a plan to revolutionize the fuel cell industry. I believe together with our new colleagues, we can bring to the global market products that make fuel cells affordable and ideal for the mobility industry.” Mr. Kaye will also take a leading role in Advent’s future plans as Senior Vice President of Product Development.

Conference Call Information

Advent Technologies will host an investor conference call to discuss the transaction Monday, February 22, 2021 at 11:00 am EST. The webcast will be accompanied by a detailed investor presentation.

Date: Monday, February 22, 2021
Time: 11:00 a.m. Eastern time
Toll-free dial-in number: (888) 753-4238
International dial-in number: (574) 941-1785
Conference ID: 6082445

The conference call will be broadcast live and available for replay here.

Toll-free replay number: (800) 585-8367
Replay ID: 6082445

About Advent Technologies Holdings, Inc.

Advent is an innovation-driven company in the fuel cell and hydrogen technology space. Our vision is to accelerate electrification through advanced materials, components, and next-generation fuel cell technology. Our technology applies to electrification (fuel cells) and energy storage (flow batteries, hydrogen production) markets, which we commercialize through partnerships with Tier1s, OEMs, and System Integrators. For more information on Advent Technologies, please visit the company’s website at https://www.advent.energy/

About UltraCell LLC

UltraCell LLC, a wholly-owned subsidiary of Bren-Tronics Inc., is a leader in fuel cells, with experience in research, product development, manufacturing, and customer applications. The company has developed new technologies and intellectual property in the field of methanol, propane and JP8 - based fuel cells and continues to innovate in this rapidly emerging field. UltraCell was the first to commercialize reformed methanol fuel cell technology to provide clean, renewable energy to power portable electronics. UltraCell’s fuel cell systems were the first systems in the 25-50 watt range to have undergone extensive Military Specification qualification testing and field trials. www.ultracell-llc.com

About Bren-Tronics, Inc.

Bren-Tronics (Commack, NY) is a small business that has been designing and manufacturing portable power solutions for the war fighter since 1973. Bren-Tronics is the world leader in the design and production of military rechargeable batteries, chargers, and power systems.

Forward-Looking Statements

This press release includes forward-looking statements.  These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning.  These forward-looking statements address various matters including Advent’s acquisition of UltraCell and the impact of such acquisition on Advent including, among others, statements concerning the potential benefits, strategic plans and business expectations associated with the acquisition.  Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement.  Applicable risks and uncertainties include, among others, the successful execution of the plans described in this press release; and the risks identified under the heading “Risk Factors” in the definitive proxy statement / prospectus included in the Registration Statement on Form S-4 filed with the SEC on January 20, 2021, as well as the other information we file with the SEC.  We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.  You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this press release, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above.  Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Contacts

For Advent Technologies
Sloane & Company
Joe Germani / Alex Kovtun / James Goldfarb
jgermani@sloanepr.com / akovtun@sloanepr.com / jgoldfarb@sloanepr.com

For UltraCell LLC.
Ian Kaye
ikaye@ultracell-llc.com

For Bren-Tronics, Inc.
Doug Petito
dpetito@bren-tronics.com

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